Exhibit 1.1

4,000,000 Shares

HOLLIS-EDEN PHARMACEUTICALS, INC.

Common Stock

PLACEMENT AGENCY AGREEMENT

February 2, 2006

RODMAN & RENSHAW, LLC

1270 Avenue of the Americas, 16th Floor

New York, NY, 10020

CANACCORD ADAMS, INC.

99 High Street, 11th Floor

Boston, Massachusetts 02110

Ladies and Gentlemen:

Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to certain investors (collectively, the “Investors”) up to an aggregate of 4,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). Each Investor shall also receive a warrant, in the form of Exhibit A attached hereto, to purchase up to a number of shares of the Company’s Common Stock (the “Warrant Shares”) equal to 20% of the Shares purchased by such Investor, at an exercise price equal to $8.75 per share, exercisable beginning six months after issuance and on or prior to the fourth anniversary of issuance (the “Warrants”). The Shares, the Warrant and the Warrant Shares (collectively, the “Securities”) have been registered on a registration statement on Form S-3, File No. 333-126458 (the “Registration Statement”), which has been declared effective by the Securities and Exchange Commission (“SEC”), and remains effective as of the date hereof, and which includes a base prospectus relating to the Shares, the Warrants and the Warrant Shares (the “Base Prospectus”). The Shares, Warrant and Warrant Shares are free of restrictive legends and are free of any resale restrictions. The Company desires to engage Rodman & Renshaw, LLC as its exclusive lead placement agent (the “Lead Placement Agent”) and Canaccord Adams, Inc. as its exclusive co-placement agent (the “Co-Placement Agent” and, together with the Lead Placement Agent, the “Placement Agents”) in connection with the issuance and sale of the Shares. The Shares are described more fully in the Prospectus that is referred to below.

The Company confirms its agreements with the Placement Agents as follows:

1. Agreement to Act as Placement Agents.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all of the terms and conditions of this Agreement, the Company engages the Placement Agents to act as its exclusive placement agents in connection with the issuance and sale of the Shares and each Placement Agent, severally and not jointly, hereby agrees, as an agent of the Company, to use its commercially reasonable efforts to solicit offers to purchase the Shares upon the terms and conditions set forth in the Prospectus (as defined below). Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date (as defined below), the Company shall not, without the prior consent of the Lead Placement Agent, solicit or accept offers to purchase Common Stock (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding as of the date hereof) otherwise than through the Placement Agents in accordance herewith.

(b) As compensation for the services rendered hereunder, on the Closing Date (as defined below), the Company shall pay to the Placement Agents, by wire transfer of immediately available U.S. funds payable to the order of the Placement Agents, to an account or accounts designated by the Placement Agents, an amount equal to 6% of the gross proceeds received by the Company from the sale of the Shares (the “Fee”), with 66.67% of the Fee payable to the Lead Placement Agent and 33.33% of the Fee payable to the Co-Placement Agent. The Lead Placement Agent may, in its discretion, retain other brokers or dealers to act as sub-agents on the Placement Agents’ behalf in connection with the offering of the Shares, provided that the Company shall not be obligated to pay any additional amounts to the Placement Agents or any such sub-agent with respect thereto.

(c) This Agreement shall not give rise to a commitment by the Placement Agents or any of their affiliates to underwrite or purchase any of the Shares or otherwise provide any financing, and the Placement Agents shall have no authority to bind the Company in respect of the sale of any Shares. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part. Each Placement Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Shares received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The sale of the Shares shall be made pursuant to purchase agreements in the form attached hereto as Exhibit B (the “Purchase Agreements”).

2. Delivery and Payment. Subject to the terms and conditions hereof, delivery of the Shares shall be made by the Company to the Investors, and payment of the purchase price shall be made by the Investors, in accordance with the Purchase Agreements.

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Placement Agent that:

(a) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents as of the date of execution of this Agreement, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of this Agreement, the Warrant, and any other documents or agreements executed in connection with the transactions contemplated hereunder (the “Transaction Documents”), (ii) have or result in a material adverse effect on the results of operations, assets, business operations or financial condition of the Company, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings of a Form 8-K disclosing the transaction contemplated hereby, (ii) the filing with the SEC of the prospectus supplement required by the Registration Statement (the “Prospectus Supplement”) pursuant to Rule 424(b) under the Securities Act of 1933 Act, as amended (the “1933 Act”) supplementing the base prospectus forming part of the Registration Statement (the “Prospectus”), (iii) the application(s) to The Nasdaq National Market (the “Principal Market”) for the listing of the Purchased Shares and the Warrant Shares for trading thereon in the time and manner required thereby, and (iv) applicable Blue Sky filings (collectively, the “Required Approvals”). “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. The Securities that are being purchased hereunder are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a sufficient number of Warrant Shares to enable it to comply with its exercise obligations under the Warrants. The issuance by the Company of the Securities has been registered under the 1933 Act and all of the Securities are freely transferable and tradable by the Investors without restriction. The Shares and Warrants are being issued pursuant to the Registration Statement and the issuance of the Shares, the Warrants and the Warrant Shares has been registered by the Company under the 1933 Act. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities hereunder and under the Warrants. Upon receipt of the Securities, the Investors will have good and marketable title to such Securities and the Shares and, so long as the Company’s common stock remains listed on the Principal Market and the Registration Statement is effective and no stop-order has been issued with respect thereto, upon exercise of the Warrants, the Warrant Shares will be freely tradable on the Principal Market. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would cause the offering of the Securities to be integrated with other offerings. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from the Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market and no stockholder approval is required for the Company to fulfill its obligations under the Transaction Documents. The Common Stock is currently listed on the Principal Market.

(c) The Company has filed all reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and any prospectus included therein, including the Prospectus and the Prospectus Supplement, complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder (collectively, the “Rules and Regulations”), and none of such Registration Statement or any such prospectus, including the Prospectus and the Prospectus Supplement, contain or contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of any prospectus in the light of the circumstances under which they were made, not misleading. The Company is in compliance with the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder by all government and regulatory authorities and agencies, except as could not reasonably be expected to have a Material Adverse Effect. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(d) Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and purchase plans. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. “Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(e) Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, or any criminal statute during the term of such director or officer’s tenure with the Company, nor, to the knowledge of the Company, prior to such tenure that is of a nature that would be required to be disclosed in the Company’s SEC Reports pursuant to Item 103 of Regulation S-K with regard to the Company or Item 401 of Regulation S-K with regard to the Company’s officer’s or directors. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act.

(f) The Company confirms that neither it nor any other Person acting on its behalf has provided a Placement Agent or its agents or counsel with any information that the Company believes constitutes, material nonpublic information. The Company understands and confirms that the Placement Agents will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Placement Agents regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(g) The Company shall, on or before 9:30 a.m., New York City Time, on the Trading Day following the date hereof, issue a press release disclosing all material terms of the transactions contemplated hereby and complying with applicable SEC rules. On or before 5:00 p.m., New York City Time, on the first business day following the execution and delivery of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the form of this Agreement and the Warrant as exhibits to such filing (including all attachments, the “8-K Filing”). The Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide the Placement Agents with any material, nonpublic information regarding the Company from and after the filing of the press release referred to in the first sentence of this Section without the express written consent of the Placement Agents. Subject to the foregoing, neither the Company nor the Placement Agents shall issue any press releases or any other public statements with respect to the transactions contemplated hereby nor shall the Company disclose the name of a Placement Agent in any filing, announcement, release or otherwise without the Placement Agent’s consent; provided, however, that the Company shall be entitled, without the prior approval of the Placement Agents, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market.

(h) The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

4. Agreements of the Company. The Company covenants and agrees with the Placement Agents as follows:

(a) The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares or a dealer, file any amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof (to the extent practicable) and the Placement Agents shall not have objected thereto in good faith.

(b) The Company will notify the Placement Agents promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the SEC relating to the Company, the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectus or the Prospectus. If at any time the SEC shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations promulgated under the 1933 Act, the Company will comply with the provisions of and make all requisite filings with the SEC pursuant to said Rule 430A and notify the Placement Agents promptly of all such filings. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the SEC in compliance with Rule 462(b) by 10:00 P.M., Eastern Standard Time, on the date of this Agreement, and the Company shall at the time of filing either pay to the SEC the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c) If requested by a Placement Agent, the Company will furnish to such Placement Agent, without charge, a copy of one signed copy of each of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to such Placement Agent, without charge, a copy of the Registration Statement and any pre-or post-effective amendment thereto, including financial statements and schedules but without exhibits.

(d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e) From time to time, the Company will deliver to the Placement Agents, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Placement Agents may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agents, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Placement Agents should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the SEC an appropriate supplement or amendment thereto, and will deliver to the Placement Agents, without charge, such number of copies of such supplement or amendment to the Prospectus as the Placement Agents may reasonably request.

(f) Prior to any public offering of the Shares, the Company will cooperate with the Placement Agents and counsel to the Placement Agents in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agents may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) The Company will, so long as required under the Rules and Regulations, furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated subsidiary(ies), if any, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiary(ies), if any, for such quarter in reasonable detail.

(h) During the period of five years commencing on the date hereof, if requested by a Placement Agent, the Company will furnish to such Placement Agent copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to such Placement Agent a copy of each annual or other report it shall be required to file with the SEC.

(i) If required by the Rules and Regulations, the Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations). For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Placement Agents all documented costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Base Prospectus, each Prospectus Supplement, the Prospectus, and any amendment or supplement to any of the foregoing, (ii) the preparation and delivery of certificates representing the Shares, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested by the Placement Agents for use in connection with the offering and sale of the Shares, (iv) the listing of the Shares on the NNM, (v) any filings required to be made by the Placement Agents or the Company with the NASD, and the reasonable fees and disbursements of counsel for the Placement Agents in connection therewith, (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Placement Agents in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) fees, disbursements and other charges of counsel to the Company and of the Accountants, (viii) the transfer agent for the Shares, and (ix) any travel expenses of the Company’s officers, directors and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective Investors. The Placement Agents agree to pay, whether or not the transactions contemplated hereby are consummated or this

Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Placement Agents under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the reasonable fees and disbursements of counsel for the Placement Agents.

(k) The Company will not at any time, directly or indirectly, take any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”

(m) From the date hereof through the 30 day anniversary of the date hereof, the Company will not, directly or indirectly, except pursuant to its existing 10b5-1 plans, employee and director stock and stock option plans (provided that the Company shall not permit during such period the establishment of any Rule 10b5-1 plan pursuant to which shares would be sold during such period), and the existing direct stock purchase plan, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Options or Convertible Securities. From the date hereof through the 45 day anniversary of the date hereof, the Company will not, directly or indirectly, except pursuant to its existing 10b5-1 plans, employee and director stock and stock option plans (provided that the Company shall not permit during such period the establishment of any Rule 10b5-1 plan pursuant to which shares would be sold during such period), and the existing direct stock purchase plan, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Options or Convertible Securities, at a price less than $7.25 per share. “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities. “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

5. Further Agreements.

(a) The Company represents and agrees that, without the prior written consent of the Placement Agents, and each of the Placement Agents, severally and not jointly, represents and agrees that, without the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations.

6. Conditions of the Issuance and Sale of the Shares and the Obligations of the Placement Agents. The issuance and sale of the Shares pursuant to the Purchase Agreement and the obligations of the Placement Agents hereunder are subject to the following conditions:

(a) All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 p.m., Eastern Standard Time, on the date of this Agreement.

(b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the SEC, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the SEC or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the SEC or any such authorities shall have been complied with to the satisfaction of the staff of the SEC or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agents and the Placement Agents do not object thereto in good faith, and (v) the Placement Agents shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial

Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

(c) Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty not containing a materiality or Material Adverse Effect qualification) at the Closing Date and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(d) The Placement Agents shall have received an opinion, dated the Closing Date, satisfactory in form and substance to the Placement Agents and counsel for the Placement Agents, from Cooley Godward LLP, counsel to the Company, in the form attached hereto as Exhibit C.

(e) At the Closing Date, there shall be furnished to the Placement Agents a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agents, to the effect that:

(i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

(ii) Each of the representations and warranties of the Company contained in this Agreement was, when originally made, and is, at the time such certificate is delivered, true and correct in all material respects.

(iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

(f) The Shares shall be qualified for sale in such jurisdictions as the Placement Agents may reasonably request (subject to Section 4(f) hereof) and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

(g) Prior to the Closing Date, the Shares shall have been duly authorized for listing on the NNM upon official notice of issuance.

7. Indemnification.

(a) The Company will indemnify and hold harmless each Placement Agent, the directors, officers, employees and agents of each Placement Agent and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares to any Investor and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus. The Company acknowledges that the statements set forth in the first and last paragraphs under the heading “Plan of Distribution” in the Prospectus constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Each Placement Agent will, severally and not jointly, indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Placement Agent, as set forth in Section 7(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Placement Agent furnished in writing to the Company by such Placement Agent expressly for use in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus. The Company acknowledges that the statements set forth in the first and last paragraphs under the heading “Plan of Distribution” in the Prospectus constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for use in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus. This indemnity will be in addition to any liability that each Placement Agent might otherwise have. Notwithstanding the foregoing, in no case shall a Placement Agent’s total liability under this Section 7(b) exceed the amount of the Fee received by such Placement Agent pursuant to this Agreement.

(c) Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

(d) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agents, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand. The relative benefits received by the Company, on the one hand, and the Placement Agents, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total Fee received by the Placement Agents pursuant to this Agreement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), in no case shall a Placement Agent be required to contribute any amount in excess of the Fee received by such Placement Agent pursuant to this Agreement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Placement Agents, (ii) acceptance by the Investors of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

8. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 4435 Eastgate Mall, Suite 400, San Diego, CA 92121, Attention: Chief Executive Officer, with a copy to the Company’s General Counsel, or (b) if to the Placement Agents, at the offices of (i) Canaccord Adams, Inc., 99 High Street, 11th Floor, Boston, Massachusetts 02110, with a copy to Lawrence S. Wittenberg, Esq., Goodwin Procter LLP, 53 State Street, Boston, MA 02109, and (ii) Rodman & Renshaw, LLC, 1270 Avenue of the Americas, 16th Floor, New York, NY, 10020. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

9. No Fiduciary Relationship. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agents, the Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement (including the determination of the terms of the offering of the Shares) is an arm’s-length commercial transaction between the Company and the several Investors, (ii) neither Placement Agent has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Placement Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iii) the Placement Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and have no obligation to disclose or account to the Company for any of such differing interests, and (iv) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate. The Company hereby agrees that it will not claim that the Placement Agents, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

10. Miscellaneous. This Agreement has been and is made solely for the benefit of the Placement Agents, the Company, and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Placement Agents, or any of them, with respect to the subject matter hereof.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each of the Company and the Placement Agents hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Placement Agents.

Very truly yours,

HOLLIS-EDEN PHARMACEUTICALS, INC.

By:	/s/ Eric J. Loumeau
	Name:	Eric J. Loumeau
	Title:	V.P., General Counsel

Confirmed as of the date first above mentioned:

CANACCORD ADAMS, INC.

By:	/s/ John Tesoro
	Name:	John Tesoro
	Title:	Managing Director

RODMAN & RENSHAW, LLC

By:	/s/ John Borer
	Name:	John Borer
	Title:	President

EXHIBIT A

FORM OF COMMON STOCK PURCHASE WARRANT

Please see Exhibit 10.49.

EXHIBIT B

FORM OF STOCK PURCHASE AGREEMENT

Please see Exhibit 10.48.

EXHIBIT C

FORM OF OPINION OF COOLEY GODWARD LLP

Ladies and Gentlemen:

We have acted as counsel for Hollis-Eden Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of up to 4,000,000 shares (the “Shares”) of common stock of the Company (the “Common Stock”), and warrants (the “Warrants”) to purchase an additional 800,000 shares of Common Stock (the “Warrant Shares” and, collectively with the Shares and the Warrants, the “Securities”), all pursuant to that certain Placement Agency Agreement dated February 2, 2006, by and among Rodman & Renshaw, LLC and Canaccord Adams, Inc. (collectively, the “Placement Agents”) and the Company (the “Agreement”) and pursuant to the Stock Purchase Agreements, dated February 2, 2006 (the “Stock Purchase Agreements”), by and between the Company and the purchasers listed on Exhibit A (the “Purchasers”). We are rendering this opinion pursuant to Section 6(f) of the Agreement. Except as otherwise defined herein, capitalized terms used have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including the Registration Statement on Form S-3 (No. 333-126458) relating to the Shares (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on July 7, 2005, the prospectus included within the Registration Statement (the “Base Prospectus”), and the supplemented form of prospectus relating to the Shares and the Warrants, dated February 2, 2006 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought to verify independently such matters. Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who have represented the Company in this transaction, (ii) receipt of a certificate executed by an officer of the Company covering such matters and (iii) such other investigation, if any, that we specifically set forth herein. We have conducted no further investigation.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement and the Stock Purchase Agreements), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents in their individual capacities had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement is an obligation binding upon the Placement Agents and that the Stock Purchase Agreements are binding upon the Purchasers; and that there are no extrinsic agreements or understandings among the parties to the Agreement, the Stock Purchase Agreements or any Material Contract (as defined below) that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

With regard to our opinion in paragraphs 1 and 2 below with respect to the good standing of the Company, we have relied solely upon certificates of the Secretaries of State of the indicated jurisdictions as of a recent date.

With regard to our opinion in paragraph 2 below with respect to the Company’s qualifications to do business as a foreign corporation, we have based our opinion solely upon an examination of the certificates of good standing issued by the offices of the Secretaries of State of the indicated jurisdictions as of a recent date.

With regard to our opinion in paragraph 6 below with respect to contracts and other documents required to be filed as exhibits to the registration statement, we have relied solely upon (i) a certificate of an officer of the Company, (ii) a review of the agreements or other instruments filed in accordance with the requirements of Section 601 of Regulation S-K, as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and to the Company’s subsequent filings with the Commission pursuant to the Securities Exchange Act of 1934, as amended (“Material Contracts”), and (iii) an examination of the copies of the Material Contracts in the form provided by the Company. We have assumed that the Material Contracts are enforceable against the parties in accordance with their respective terms.

With regard to our opinion in paragraph 6 below with respect to legal or governmental proceedings, we have relied upon (i) a certificate of an officer of the Company, (ii) an inquiry of attorneys within this firm who have represented the Company in this transaction and (iii) reviewed the records of this firm to ascertain whether we are acting as counsel of record for the Company in any such matter. We have conducted no further investigation.

With regard to our opinion in paragraph 8 below, our opinion is based solely upon our review of a copy of the written order of the Commission declaring the Registration Statement effective, and oral confirmation from the staff of the Commission that the Registration Statement remains effective under the Act, that no stop order suspending the effectiveness of the Registration Statement has been issued and that no proceedings for that purpose have been initiated or are pending or contemplated by the Commission. We have conducted no further investigation.

With regard to our opinion in paragraph 11 below, we have based our opinion, to the extent we consider appropriate, on Rule 3a-8 under the Investment Company Act of 1940, as amended, and a certificate of an officer of the Company as to compliance with each of the requirements necessary to comply with Rule 3a-8. We have conducted no further investigation.

We are not rendering any opinion or assurance as to: (i) any statute, rule, regulation, ordinance, decree or decisional authority relating to antitrust, banking, land use, usury, environmental, pension, employee benefit, tax, fraudulent conveyance or legal investment, (ii) Regulation T, U or X of the Board of Governors of the Federal Reserve Systems, (iii) local law or regulations, (iv) except as set forth in paragraph 11 below, compliance with the Investment Company Act of 1940, or (v) the bylaws, rules or regulations of the National Association of Securities Dealers, Inc. (“NASD”). Furthermore, we express no opinion or assurance with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof. Further, we express no opinion or assurance with respect to compliance with state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Purchasers or clearance with the NASD.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

2. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of California.

3. The authorized capital stock of the Company was as set forth in the Prospectus under the caption “Description of Capital Stock” as of the date stated therein.

4. The Shares have been duly authorized and, when issued and paid for by the Purchasers pursuant to the Stock Purchase Agreements, will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and, when issued and paid for by the Purchasers in accordance with the Warrants, will be validly issued, fully paid and nonassessable.

5. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or, to our knowledge, rights of first refusal or other similar rights to subscribe for the Securities.

6. To our knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or its properties by a third party of a character required to be disclosed in the Prospectus that is not disclosed in the Prospectus as required by the Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to the Registration Statement, which is not filed as required by the Act and the rules thereunder.

7. The statements under the heading “Description of Capital Stock” in the Prospectus or incorporated therein by reference, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, to the extent required by the Act and the rules thereunder, in all material respects, such legal matters, agreements or documents.

8. The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened. Any required filing of the Base Prospectus and the Prospectus Supplement, and any supplement thereto, pursuant to Rule 424(b) under the Act, has been made in the manner and within the time period required by Rule 424(b).

9. The Registration Statement and the Prospectus (other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

10. The Agreement and the Stock Purchase Agreements have duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company.

11. The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

12. No consent, approval, authorization or filing with or order of any U.S. Federal or California court or governmental agency or body in the United States having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement and the Stock Purchase Agreements, except such as have been obtained under the Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Purchasers in the manner contemplated in the Agreement and the Stock Purchase Agreements and in the Prospectus Supplement, or under the bylaws, rules and regulations of the NASD.

13. The issue and sale of the Shares and the Warrants pursuant to the Agreement will not result in a breach or violation of (i) the charter or bylaws of the Company, (ii) the terms of any Material Contract; or (iii) to our knowledge, any statute, law, rule, or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, or any order, writ, judgment, injunction, decree, or award that has been entered against the Company and of which we are aware, in each case the breach or violation of which would materially and adversely affect the Company.

14. To our knowledge, except as set forth in the Prospectus, no holders of securities of the Company have rights to require the registration under the Act of resales of such securities.

This opinion is intended for the sole benefit of the several Placement Agents and may not be made available to or relied upon by any other person, firm or entity without our prior written consent. This opinion is limited to the matters expressly set forth in this letter, and no opinion has been implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law that may hereafter occur.

Very truly yours,

COOLEY GODWARD LLP

By:
Jane K. Adams